Exhibit 99.5

SAKS INCORPORATED ANNOUNCES THE PLANNED

RESIGNATION OF COLTHARP, WILLS, AND HANSEN

—Archbold to assume CFO role in May 2007—

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

Birmingham, Alabama (October 23, 2006) – Retailer Saks Incorporated (NYSE: SKS; the “Company”) today announced that Douglas E. Coltharp, Executive Vice President and Chief Financial Officer, Kevin G. Wills, Executive Vice President of Finance and Chief Accounting Officer, and Charles J. Hansen, Executive Vice President and General Counsel, each notified the Company that he intends to resign effective May 4, 2007. Michael G. Archbold will assume the post of Executive Vice President and Chief Financial Officer on May 4, 2007.

In August 2006, the Company announced that, following the completion of the sale of its Parisian business, it expected to consolidate its executive functions into the existing Saks Fifth Avenue home offices in New York City. This consolidation is expected to be completed in the first half of 2007. Messrs. Coltharp, Wills, and Hansen each notified the Company that, for personal reasons, he would not relocate his place of employment from Birmingham, Alabama to New York City, and, as a consequence, each intends to resign his employment. At the Company’s request, Messrs. Coltharp, Wills, and Hansen have agreed to continue their employment with the Company through May 4, 2007 to assist with an orderly transition.

Stephen I. Sadove, Chief Executive Officer of the Company, noted, “I am most appreciative of the countless contributions made to the Company over the years by Doug Coltharp, Kevin Wills, and Charles Hansen. The Company is extremely fortunate to have had such a talented, insightful, experienced, and dedicated team to run the critical finance, accounting, and legal operations of the Company. I am also very grateful that they each have graciously agreed to remain with the Company over the next several important months to make this a smooth and orderly process.”

Coltharp joined the Company as Executive Vice President and Chief Financial Officer in November 1996. Sadove commented, “Throughout his tenure here, Doug has been a key member of our executive team. His proactive management of our capital structure ensured that the Company always had adequate liquidity to pursue our strategic plans and to weather downturns in the business cycle. Over the past two years Doug has led our efforts to monetize our traditional department store business and return surplus capital to our shareholders. His leadership resulted in the realization of nearly $2.1 billion of value through three separate transactions.”

Wills joined the Company in August 1997. During his nine years with the Company, Wills demonstrated his versatility by successfully performing in key executive roles in the corporate

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finance and accounting areas as well as serving as the Chief Administrative Officer of Parisian. Wills assumed his current role in May 2005. Sadove commented, “Kevin has played a variety of roles at Saks and has achieved success in each. He stepped into his current role during a critical time for the Company, and his leadership guided the Company through the difficult financial restatement process last year.”

Hansen joined the Company in February 1998 effective with the acquisition of Carson Pirie Scott, which he joined in 1987 and where he served as General Counsel. He has served in his current capacity with Saks since September 2003. Sadove noted, “Charles’s leadership of our legal functions has been instrumental to the successful execution of numerous transactions, the implementation of enhanced corporate governance practices, and our continued compliance with laws and regulations in a complex operating environment.”

The responsibilities currently handled by Coltharp and Wills will be consolidated upon their resignations. Mike Archbold, currently the Chief Financial and Administrative Officer for the Company’s Saks Fifth Avenue Enterprises (“SFAE”) business, will assume these responsibilities and will be appointed Executive Vice President and Chief Financial Officer of the Company effective May 4, 2007. He will report to Sadove. Archbold joined the Company in his current capacity in October 2005. Prior to joining SFAE, he served as Executive Vice President and Chief Financial officer of AutoZone. Sadove commented, “Mike has been working closely with me in the development of the Saks Fifth Avenue growth plan, and I am pleased that we have someone in our ranks with Mike’s talent and experience to fill this role once Doug Coltharp and Kevin Wills depart.”

A search for Hansen’s replacement as General Counsel is underway.

Company Information

Saks Incorporated currently operates Saks Fifth Avenue Enterprises (SFAE), which consists of 53 Saks Fifth Avenue stores, 50 Saks Off 5th stores, and saks.com. The Company also operates 62 Club Libby Lu specialty stores. The Company completed the sale of its Saks Department Store Group (“SDSG”) Proffitt’s/McRae’s business to Belk, Inc. in July 2005, the sale of SDSG’s Northern Department Store Group (NDSG) business to The Bon-Ton Stores, Inc. in March 2006, and the sale of SDSG’s Parisian business to Belk, Inc. in September 2006.

Forward-looking Information

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the Federal securities laws. Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below. Actual consolidated results might differ materially from projected forward-looking information if there are any material changes in management’s assumptions.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. These risks and uncertainties include such factors as: the level of consumer spending for apparel and other merchandise carried by the Company and its ability to respond quickly to consumer trends; adequate and stable sources of merchandise; the competitive pricing environment within the retail sector; the effectiveness of planned advertising, marketing, and promotional

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campaigns; favorable customer response to relationship marketing efforts of proprietary credit card loyalty programs; appropriate inventory management; effective expense control; successful operation of the Company’s proprietary credit card strategic alliance with HSBC Bank Nevada, N.A.; geo-political risks; changes in interest rates; the outcome of the formal investigation by the Securities and Exchange Commission and the inquiry the Company understands has been commenced by the Office of the United States Attorney for the Southern District of New York into the matters that were the subject of the investigations conducted during 2004 and 2005 by the Audit Committee of the Company’s Board of Directors and any related matters that may be under investigation or the subject of inquiry; the ultimate amount of reimbursement to vendors of improperly collected markdown allowances; the ultimate impact of improper timing of recording of inventory markdowns; the ultimate impact of incorrect timing of recording of vendor markdown allowances; and the outcome of the shareholder litigation that has been filed relating to the matters that were the subject of the Audit Committee’s initial investigation. For additional information regarding these and other risk factors, please refer to Exhibit 99.1 to the Company’s Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC, which may be accessed via EDGAR through the Internet at www.sec.gov.

Management undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons are advised, however, to consult any further disclosures management makes on related subjects in its reports filed with the SEC and in its press releases.

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